FOR IMMEDIATE RELEASE	Media Contact:	Erin Davis
V.P., Marketing and Communication
erind@ecologictranspo.com

	Investor Contact:	Mark Bernhard
Capital Group Communications
mark@capitalgc.com
415.332.7200

ECOLOGIC TRANSPORTATION, INC. NAMES
BERNHARD STEINER TO BOARD OF DIRECTORS

Santa Monica, CA (August 5, 2009) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT) today announced it has named Dr. Bernhard F.J. Steiner to its Board of Directors. Dr. Steiner is a marketing and business development veteran with a solid understanding of global markets. He has a history of recognizing and developing market opportunities for new and existing technologies, as well as bringing new technologies to market successfully.

“Dr. Bernhard F.J. Steiner will be a great asset to Ecologic Transportation,” said Edward W. Withrow, III, Board Chairman of Ecologic Transportation. “His experience with Clean Diesel Technologies, Inc. as well as his global business perspective will make him an excellent addition to our Board.”

Most recently Dr. Bernhard Steiner was Chief Executive Officer and Director of Clean Diesel Technologies, Inc. (NASDAQ:CDTI & AIM:CDT), a leading cleantech company providing sustainable solutions to reduce emissions, increase energy efficiency and lower the carbon intensity of on- and off-road engine applications. Dr. Steiner served as General Manager of Global Solutions for Motorola, Inc. Dr. Steiner received his bachelor's, master's and doctorate degrees in business administration from the University of St. Gallen in Switzerland.

“Clean air and energy efficiency are two areas of great concern around the world and we have technologies and know-how that will be key to improving both of these,” Dr. Steiner said. “Ecologic Transportation is an innovative environmental transportation company at the forefront of emerging green technologies and I am looking forward to contributing to its success.”

Dr. Steiner joins the Board of Directors chaired by Edward W. Withrow III, with directors William N. Plamondon III, Shelly J. Meyers, Edward W. Withrow Jr., and John L. Ogden.

ABOUT ECOLOGIC TRANSPORTATION, INC.

Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a platform for all emerging environmental transportation technologies. For more information: www.ecologictranspo.com.

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.